Exhibit 1.1

KKR GROUP FINANCE CO. IX LLC

 $500,000,000 4.625% Subordinated Notes due 2061

UNDERWRITING AGREEMENT

March 24, 2021

Wells Fargo Securities, LLC
BofA Securities, Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
UBS Securities LLC
KKR Capital Markets LLC

As Representatives of the Underwriters

c/o Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

c/o KKR Capital Markets LLC
30 Hudson Yards
New York, New York 10001

Ladies and Gentlemen:

KKR Group Finance Co. IX LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $500,000,000 principal amount of its 4.625% subordinated notes due 2061 (the “Notes”). The Notes will be guaranteed on a subordinated unsecured basis (the “Guarantees” and, together with the Notes, the “Securities”) by KKR & Co. Inc., a Delaware corporation (the “Corporation”), and KKR Group Partnership L.P., a Cayman Islands exempted limited partnership (“KKR Group Partnership” and, together with the Corporation, the “Guarantors”). The Securities are to be issued under the indenture (the “Base Indenture”), to be dated as of March 31, 2021, among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture to be dated as of March 31, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the Guarantors and the Trustee. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 26 hereof.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

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1.          Representations and Warranties. Each of the Issuer and the Guarantors (collectively, the “KKR Parties” and each a “KKR Party”) jointly and severally represents and warrants to and agrees with each of the Underwriters that:

(a)          The KKR Parties meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File No. 333-254609) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The KKR Parties may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you.  The KKR Parties will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the KKR Parties have advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)          On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the KKR Parties make no representation or warranty as to the information contained in or omitted from the Registration Statement or the Final Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the KKR Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)          The Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the KKR Parties by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

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(d)          (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the KKR Parties or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Issuer was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The KKR Parties agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)          (i) At the earliest time after the filing of the Registration Statement that the KKR Parties or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer.

(f)          Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the KKR Parties by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)          The KKR Parties are subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(h)          None of the KKR Parties is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus will be, required to register as an investment company under the Investment Company Act.

(i)          None of the KKR Parties has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of any KKR Party to facilitate the sale or resale of the Securities.

(j)          The Issuer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction that requires such qualification, except to the extent that the failure to have such power and authority or to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Corporation and the Subsidiaries (as defined below), taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

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(k)          The Corporation has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except to the extent that the failure to have such power and authority or to be so qualified or be in good standing would not have a Material Adverse Effect.

(l)          Each subsidiary of the Corporation, including without limitation, KKR Group Partnership, KKR Group Finance Co. Holdings Limited, the Issuer, KKR Financial Holdings LLC and each of their respective subsidiaries, but not including the KKR Funds (as defined below) or their portfolio companies or investments (each a “Subsidiary” and, collectively, the “Subsidiaries”) and each of the KKR Funds, has been duly organized or formed, is validly existing as a corporation, limited liability company, general or limited or exempted limited partnership, trust or other entity, as applicable, in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of the jurisdiction in which it is chartered, registered or organized with full corporate, limited liability company, partnership, trust or other entity power and authority, as applicable, to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company, partnership, trust or other entity, as applicable, and is in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of each jurisdiction that requires such qualification, except to the extent that the failure to have such power and authority or to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. “KKR Funds” means, collectively, all Funds (as defined below) (excluding their portfolio companies and investments, and excluding special purpose entities formed to acquire any such portfolio companies and investments) i) sponsored or promoted by any of the Subsidiaries, ii) for which any of the Subsidiaries acts as a general partner or managing member (or in a similar capacity) or iii) for which any of the Subsidiaries acts as an investment adviser or investment manager; and “Fund” means any collective investment vehicle (whether open-ended or closed-ended) including, without limitation, an investment company, a general and limited partnership, a trust, a company or other business entity organized in any jurisdiction that provides for management fees or “carried interest” (or other similar profits allocations) to be borne directly or indirectly by investors therein.

(m)          All of the outstanding shares of capital stock, partnership interests, partnership units, member interests or other equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid (in the case of any Subsidiaries that are organized as limited liability companies, limited partnerships or other entities, to the extent required under the applicable limited liability company, limited partnership or other organizational agreement) and non-assessable (except in the case of interests held in partnerships, limited liability companies or similar entities under the applicable laws of other jurisdictions, in the case of any Subsidiaries that are organized as limited liability companies, as such non-assessability may be affected by Section 18-607 or Section 18-804 of the Delaware Limited Liability Company Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited liability company agreement and, in the case of any Subsidiaries that are organized as limited partnerships, as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware Revised Uniform Limited Partnership Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited partnership agreement), and, to the extent owned directly or indirectly by the Corporation, are owned free and clear of any security interest, claim, lien or encumbrance, except iv) any security interest, claim, lien or encumbrance with respect to (1) the Credit Agreement dated as of December 7, 2018 among Kohlberg Kravis Roberts & Co. L.P. and the other parties thereto, (2) the Third Amended and Restated 5-Year Revolving Credit Agreement dated as of March 20, 2020 among KKR Capital Markets Holdings, L.P. and the other parties thereto, (3) the 364-Day Revolving Credit Agreement dated as of April 10, 2020 among KKR Capital Markets Holdings L.P. and the other parties thereto, and (4) customary interest rate and foreign exchange swaps, if any, and v) in each case as disclosed in the Disclosure Package and the Final Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

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(n)          The Issuer vi) is, and at all times prior to the Closing Date will be, a wholly owned indirect subsidiary of KKR Group Partnership, vii) does not, and at all times prior to the Closing Date will not, have any material assets, liabilities or obligations, direct or contingent (including any off-balance sheet obligations), and viii) has not engaged, and at all times prior to the Closing Date will not engage, in any business activities or conduct any operations, other than the offering of the Notes.

(o)          The statements in the Base Prospectus, Preliminary Prospectus and the Final Prospectus under the headings “Description of the Notes,” “Plan of Distribution,” “Underwriting (Conflicts of Interest),” “Certain United States Federal Income Tax Consequences” and “Summary—Organizational Structure” fairly summarize the matters therein described in all material respects.

(p)          This Agreement has been duly authorized, executed and delivered by or on behalf of each KKR Party.

(q)          The Indenture has been duly authorized by each of the KKR Parties and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by each of the KKR Parties, will constitute a legal, valid, binding instrument enforceable against each of the KKR Parties in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(r)          The Notes have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Issuer and will constitute the legal, valid and binding obligations of the Issuer entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(s)          The Guarantees have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Guarantors and will constitute the legal, valid and binding obligations of the Guarantors entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(t)          The Limited Liability Company Agreement of the Issuer in effect as of the Closing Date has been duly authorized, executed and delivered by KKR Group Finance Co. Holdings Limited, as its sole member, and is a valid and legally binding agreement of KKR Group Finance Co. Holdings Limited, enforceable against it in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

(u)          The Third Amended and Restated Limited Partnership Agreement (dated as of January 1, 2020 and as amended on August 14, 2020) of KKR Group Partnership has been duly authorized, executed and delivered by KKR Group Holdings Corp., KKR Intermediate Partnership L.P. and KKR Holdings L.P. and is a valid and legally binding agreement of KKR Group Holdings Corp., in its capacity as the general partner, and KKR Intermediate Partnership L.P. and KKR Holdings L.P., in their capacity as limited partners, of KKR Group Partnership, enforceable against them in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

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(v)          [Reserved].

(w)          No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold and except for any such consents, approvals, authorizations, filings or orders the absence of which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)          None of the execution and delivery of this Agreement or the Indenture, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Corporation or any of the Subsidiaries pursuant to ix) the charter or by-laws or comparable constituting documents of the Corporation or any of the Subsidiaries; x) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Corporation or any of the Subsidiaries is a party or bound or to which its or their property is subject; or xi) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Corporation or any of the Subsidiaries or any of their respective properties, which conflict, breach, violation or imposition would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other conflicts, breaches, violations and impositions referred to in this paragraph (x) (if any), have a Material Adverse Effect.

(y)          The historical financial statements and schedules (including the related notes) of the Corporation and of Global Atlantic included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the financial position, the results of operations and the changes in cash flows of the entities purported to be shown thereby as of the dates and for the periods indicated in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and, in the case of the historical financial statements and schedules (including the related notes) of the Corporation and of Global Atlantic included or incorporated by reference in the Disclosure Package and the Final Prospectus, comply in all material respects with the requirements of the Act; and the unaudited selected historical financial data of the Corporation and of Global Atlantic included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus. The pro forma financial information (including the related notes thereto) of the Corporation and its consolidated subsidiaries, after giving effect to the Acquisition, included or incorporated by reference in the Registration Statement, Disclosure Package and Final Prospectus has been prepared in conformity with GAAP and the Commission’s rules and guidelines with respect to pro forma financial information and has been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma financial information presents fairly in all material respects the financial position of the Corporation and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, in each case, after giving effect to the adjustments used therein.

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(z)          No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Corporation, any of the Subsidiaries or any of the KKR Funds or its or their property is pending or, to the best knowledge of the KKR Parties, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(aa)          None of the Corporation, any of the Subsidiaries nor any of the KKR Funds is in violation or default of xii) any provision of its charter or bylaws or comparable constituting documents; xiii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or xiv) any statute, law, rule, regulation, judgment, order or decree applicable to the Corporation, any of the Subsidiaries or any of the KKR Funds of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Corporation, any of the Subsidiaries or any of the KKR Funds or any of its or their properties, as applicable, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (aa) (if any), have a Material Adverse Effect.

(bb)          There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, properties or partners’ capital of the Corporation and the Subsidiaries, taken as a whole, from that set forth in the Disclosure Package.

(cc)          Each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, whose reports are included or incorporated by reference in the Disclosure Package and the Final Prospectus, is and, during the periods covered by their reports, was an independent registered public accounting firm as required by the Act and the published rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(dd)          The Corporation and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Corporation or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; and none of the Corporation nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(ee)          Each of the Corporation, the Subsidiaries and the KKR Funds possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and none of the Corporation, the Subsidiaries nor the KKR Funds has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto); each of the Corporation, the Subsidiaries and the KKR Funds, and each of their respective directors, officers, partners and employees, is a member in good standing of each federal, state or foreign exchange, board of trade, clearing house, association, self-regulatory or similar organization, as applicable, in each case as are necessary to conduct the businesses of the Corporation, the Subsidiaries and the KKR Funds, except as disclosed in the Disclosure Package and the Final Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

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(ff)          Each of the Corporation and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that xv) transactions are executed in accordance with management’s general or specific authorizations; xvi) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; xvii) access to assets is permitted only in accordance with management’s general or specific authorization; and xviii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Disclosure Package and the Final Prospectus, since the end of the Corporation’s most recent audited fiscal year, there has been (i) no material weakness in the Corporation’s or any of the Subsidiaries’ internal control over financial reporting (whether or not remediated) and (ii) no change in the Corporation’s or any of the Subsidiaries’ internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Corporation’s or any of the Subsidiaries’ internal control over financial reporting.

(gg)          The Corporation maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(hh)          Each of the Corporation, the Subsidiaries and the KKR Funds xix) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder, the Investment Company Act, and the rules and regulations promulgated thereunder, or the U.K. Financial Services and Markets Act 2000 and the rules and regulations promulgated thereunder, is in compliance with, or registered, licensed or qualified pursuant to, such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable, except as disclosed in the Disclosure Package and the Final Prospectus or where the failure to be in such compliance or so registered, licensed or qualified would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; or xx) that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect other than those jurisdictions where approval is being applied for and pending), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as disclosed in the Disclosure Package and the Final Prospectus or where the failure to be so registered, licensed, qualified or in compliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)          To the knowledge of the KKR Parties, neither the Corporation nor any of the Subsidiaries which act as a general partner or managing member (or in a similar capacity) or as an investment adviser or investment manager of any KKR Fund has performed any act or otherwise engaged in any conduct that would prevent the Corporation or such Subsidiary, as the case may be, from benefiting from any exculpation clause or other limitation of liability available to it under the terms of the management agreement or advisory agreement, as applicable, between the Corporation or such Subsidiary, as the case may be, and the KKR Fund except, in each case, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)          The statistical and market and industry-related data included in the Disclosure Package and the Final Prospectus are based on or derived from sources that the KKR Parties reasonably believe to be reliable and accurate in all material respects.

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(kk)          Subsequent to the respective dates as of which information is given in each of the Disclosure Package and the Final Prospectus, xxi) neither the Corporation nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, nor entered into any transaction; xxii) neither the Corporation nor any of the Subsidiaries has purchased any of their respective outstanding equity interests, nor declared, paid or otherwise made any dividend or distribution of any kind, except (a) the board of directors of the Corporation has declared and set aside for payment a dividend of $0.135 per share of Common Stock to be paid on March 9, 2021, (b) the board of directors of the Corporation has declared and set aside for payment a dividend of $0.421875 per share of Series A Preferred Stock to be paid on March 15, 2021, (c) the board of directors of the Corporation has declared and set aside for payment a dividend of $0.406250 per share of Series B Preferred Stock to be paid on March 15, 2021, and (d) the board of directors of the Corporation has declared and set aside for payment a dividend of $0.75 per share of Series C Preferred Stock to be paid on March 15, 2021; and xxiii) there has not been any change in the respective partners’ capital, short-term debt or long-term debt of any of the Corporation or the Subsidiaries, except in each case (x) as disclosed in each of the Disclosure Package and the Final Prospectus, respectively, or as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or (y) any transaction effectuated pursuant to a plan to repurchase shares of Common Stock pursuant to an announced repurchase program including a plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act existing on the date hereof.

(ll)          The operations of each of the Corporation, the Subsidiaries and the KKR Funds are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), as applicable, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Corporation, the Subsidiaries or the KKR Funds with respect to the Money Laundering Laws is pending or, to the knowledge of the KKR Parties, threatened.

(mm)          None of the Corporation, the Subsidiaries nor the KKR Funds nor, to the knowledge of the KKR Parties, any director, officer, agent, employee or Affiliate of any of the Corporation, the Subsidiaries or the KKR Funds, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is currently subject to any sanctions (“Sanctions”) administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and each of the KKR Parties represents and covenants that they will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any of the Corporation, the Subsidiaries or the KKR Funds, joint venture partner or other Person for the purpose of financing the activities of any person that is the subject of Sanctions.

(nn)          None of the Corporation, the Subsidiaries nor the KKR Funds, nor, to the knowledge of the KKR Parties, any director, officer, agent, employee or other person associated with, affiliated with or acting on behalf of any of the Corporation, the Subsidiaries or the KKR Funds, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to illegally influence official action or secure an improper advantage in violation of the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, or similar law of any jurisdiction applicable to the Corporation, the Subsidiaries or the KKR Funds; and each of the Corporation, the Subsidiaries and the KKR Funds have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

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(oo)          Any certificate signed by any officer, or where applicable, the general partner, of any KKR Party and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the relevant KKR Party, as to matters covered thereby, to each Underwriter.

(pp)          The interactive data in the eXtensible Business Reporting Language  (“XBRL”) included or incorporated by reference in the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(qq)          The KKR Parties have timely filed all U.S. federal, and material U.S. state, local and foreign tax returns required to be filed through the date of this Agreement; all such returns were true and complete in all material respects; and all taxes shown as due and payable on such returns have been timely paid, or withheld and remitted, to the appropriate taxing authority, except (i) for any taxes that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP or (ii) where failure to pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.          Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, the principal amount of the Notes set forth in Schedule I hereto opposite such Underwriter’s name at a purchase price of (i) $24.2125 per Security in the case of 9,471,000 Securities sold to retail investors and (ii) $24.50 per Security in the case of 10,529,000 Securities sold to institutional investors (the “Purchase Price”), plus accrued interest, respectively, if any, from March 31, 2021 to the Closing Date (as defined in Section 3).

3.          Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on March 31, 2021, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the Purchase Price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company, unless the Representatives shall otherwise instruct.

4.          Offering by the Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

5.          Agreements.  Each of the KKR Parties agrees with each Underwriter that:

(a)          The KKR Parties will furnish to each Underwriter and to counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Written Prospectus and any supplement thereto as the Representatives may reasonably request. The KKR Parties will pay the expenses of printing or other production of all documents relating to the offering.

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(b)          The KKR Parties will participate in the preparation of a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule III hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)          The KKR Parties will not amend or supplement the Registration Statement or the Final Prospectus other than by the KKR Parties filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that prior to the completion of the distribution of the Securities by the Underwriters (as defined by the Underwriters), the KKR Parties will not file any document under the Exchange Act that is incorporated by reference in the Registration Statement or the Final Prospectus unless, prior to such proposed filing, the KKR Parties have furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document.  The KKR Parties will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Prospectus shall have been filed with the Commission. The KKR Parties will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The KKR Parties will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the KKR Parties of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The KKR Parties will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(d)          If at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Disclosure Package or the Final Prospectus as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the KKR Parties promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the requirements of Section 5(c), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Representatives and counsel for the Underwriters without charge in such quantities as they may reasonably request.

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(e)          The KKR Parties agree that, unless they have or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the KKR Parties that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the KKR Parties with the Commission or retained by the KKR Parties under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto.  Any such free writing prospectus consented to by the Representatives or the KKR Parties is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The KKR Parties agree that (x) they has have and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)          The KKR Parties will arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may designate (including Japan and certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The KKR Parties will promptly advise the Representatives of the receipt of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g)          As soon as practicable, the Corporation will make generally available to its security holders and to the Representatives an earnings statement or statements of the Corporation and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(h)          The KKR Parties will cooperate with the Representatives and use their best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(i)          The KKR Parties will use the net proceeds received by the Issuer from the sale of the Securities pursuant to this Agreement in the manner specified in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds.”

(j)          The KKR Parties will not for the period between the Execution Time and the Closing Date, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the KKR Parties or any Affiliate of the KKR Parties or any person in privity with the KKR Parties or any Affiliate of the KKR Parties, directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by the KKR Parties (other than the Securities).

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(k)          The KKR Parties will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the KKR Parties to facilitate the sale or resale of the Securities.

(l)          The KKR Parties will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) regarding the Issuer or the Corporation generally made available to their respective security holders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Issuer or the Corporation, as the case may be, is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the KKR Parties as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the KKR Parties and their subsidiaries are consolidated in reports furnished to their security holders).

(m)          The KKR Parties agree to pay the costs and expenses relating to the following matters: xxiv) the preparation of the Indenture and the issuance of the Securities and the fees of the Trustee and any agent of the Trustee; xxv) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; xxvi) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; xxvii) the preparation, printing, authentication, issuance and delivery of the Securities; xxviii) any stamp or transfer taxes in connection with the original issuance and sale of the Securities in accordance with Section 3 hereof; xxix) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; xxx) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange (the “NYSE”) and any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, Japan, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); xxxi) the transportation and other expenses incurred by or on behalf of representatives of the KKR Parties in connection with presentations to prospective purchasers of the Securities; xxxii) the fees and expenses of the KKR Parties’ accountants and Global Atlantic’s accountants and the fees and expenses of counsel (including local and special counsel) for the KKR Parties in respect of the transactions contemplated hereby; xxxiii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings), (xi) any fees charged by the rating agencies for the rating of the Securities and (xii) all other costs and expenses incident to the performance by the KKR Parties of their obligations hereunder. It is understood, however, that the Underwriters will pay transfer taxes, if any, on resale of any of the Securities by them.

(n)          The KKR Parties will not, for a period of thirty (30) days after the date of the Prospectus, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any securities of the Company that are substantially similar to the Notes, without the prior written consent of the Representatives.

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(o)          The KKR Parties will use their reasonable best efforts to list, subject to notice of issuance, the Securities on the NYSE.

6.          Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties of the KKR Parties contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the KKR Parties made in any certificates pursuant to the provisions hereof, to the performance by the KKR Parties of its obligations hereunder and to the following additional conditions:

(a)          The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Issuer pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)          The Issuer shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for the KKR Parties, to furnish to the Representatives its opinion and disclosure letter, dated the Closing Date and addressed to the Representatives, substantially in the forms attached hereto as Exhibits A-1 and A-2, respectively.

(c)          The Issuer shall have requested and caused Maples and Calder, special Cayman counsel for KKR Group Partnership, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit B.

(d)          The Issuer shall have requested and caused Willkie Farr & Gallagher LLP, special counsel for the KKR Parties, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit C.

(e)          The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the KKR Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)          The Representatives shall have received on the Closing Date:

(i)          certificates, dated the Closing Date and each signed by an executive officer or, where applicable, the general partner of each KKR Party, on behalf of each of the KKR Parties to the effect that (x) each of the signers of such certificate has carefully examined the Disclosure Package and the Final Prospectus and any supplements or amendments thereto, and this Agreement, (y) the representations and warranties of the KKR Parties contained in this Agreement are true and correct on and as of the Closing Date and that the KKR Parties have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date and (z) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise) earnings, business or properties of the Corporation and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto); provided that any executive officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened; and

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(ii)          a certificate, dated the Closing Date and signed by the chief financial officer of each of the Issuer and the Corporation substantially in the form attached hereto as Exhibit D.

(g)          At the Execution Time and at the Closing Date, Deloitte & Touche LLP and PricewaterhouseCoopers LLP shall each have furnished to the Representatives, at the request of the KKR Parties, their respective letters, dated respectively as of the Execution Time and as of the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Disclosure Package, the Preliminary Prospectus and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(h)          Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been xxxiv) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6; or xxxv) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise) earnings, business or properties of the Corporation and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i)          Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Issuer’s or the Corporation’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)          Prior to the Closing Date, the KKR Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the KKR Parties in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered through the office of counsel for the Underwriters, Davis Polk & Wardwell LLP, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date.

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7.          Reimbursement of Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the KKR Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the KKR Parties, jointly and severally, will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.          Indemnification and Contribution.  b) The KKR Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the KKR Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the KKR Parties may otherwise have.

(b)          Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless each KKR Party, each of its directors, each of its officers, and each person who controls any KKR Party within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The KKR Parties acknowledge that i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and ii) under the heading “Underwriting (Conflicts of Interest),” the seventh, eighth, ninth and tenth paragraphs related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any other written information used by or on behalf of the KKR Parties in connection with the offer or sale of the Securities, or in any amendment or supplement thereto.

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(c)          Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party iii) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and iv) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the KKR Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the KKR Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the KKR Parties on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the KKR Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the KKR Parties on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the KKR Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the KKR Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The KKR Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), v) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and vi) in no case shall any Underwriters be responsible for any amount of contribution in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriters hereunder.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the relevant KKR Party within the meaning of either the Act or the Exchange Act and each officer and director of such KKR Party shall have the same rights to contribution as such KKR Party, subject in each case to the applicable terms and conditions of this paragraph (d).

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9.          Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or any KKR Party. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to any KKR Party or any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.          Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the KKR Parties prior to delivery of and payment for the Securities, if at any time prior to such time vii) trading in the Corporation’s common stock shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange (iii) there shall have occurred a material disruption in clearance or settlement services in the United States; (iv) a banking moratorium shall have been declared by U.S. federal or New York State authorities; or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11.          Research Analyst Independence.  The KKR Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the KKR Parties and other Subsidiaries and/or the offering that differ from the views of their respective investment banking divisions. The KKR Parties hereby waive and release, to the fullest extent permitted by law, any claims that the KKR Parties or any other Subsidiary may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any KKR Party or any other Subsidiary by such Underwriters’ investment banking divisions. The KKR Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the entities that may be the subject of the transactions contemplated by this Agreement.

19

12.          Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the KKR Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the KKR Parties or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

13.          Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to:

•	Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management or email tmgcapitalmarkets@wellsfargo.com;

•	BofA Securities, Inc., 1540 Broadway, NY8-540-26-02, New York, New York 10036, Fax: (646) 855-5958, Attention: High Grade Transaction Management/Legal

•	J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Fax: (212) 834-6081;

•	Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division, Fax: (212) 507-8999;

•	UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate;

•	KKR Capital Markets LLC, 30 Hudson Yards, New York, New York, 10001, Attention: Legal Department;

or, if sent to any of the KKR Parties, will be mailed, delivered or telefaxed to (212) 750-0003 and confirmed to it at 30 Hudson Yards, New York, New York, 10001, Attention: Legal Department.

14.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(k) hereof, no other person will have any right or obligation hereunder.

15.          Jurisdiction. KKR Group Partnership agrees that any suit, action or proceeding against it brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which either may now or hereafter have to the laying of venue of any such proceeding, and each irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. KKR Group Partnership hereby appoints its general partner, KKR Group Holdings Corp., as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. KKR Group Partnership hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and KKR Group Partnership agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon KKR Group Partnership. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the Cayman Islands.

20

16.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the KKR Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

17.          Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.          Waiver of Jury Trial. Each of the KKR Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.          No Fiduciary Duty.  Each of the KKR Parties hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the KKR Parties, on the one hand, and the Underwriters and any Affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of any of the KKR Parties and (c) the KKR Parties’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the KKR Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising any of the KKR Parties on related or other matters).  Each of the KKR Parties agrees that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the KKR Parties, in connection with such transaction or the process leading thereto. The KKR Parties acknowledge that in connection with the offering of the Securities none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

20.          Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$”, is of the essence.  To the fullest extent permitted by law, the obligation of KKR Group Partnership in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment.  If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, KKR Group Partnership will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall.  Any obligation of KKR Group Partnership not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

21.          Waiver of Immunity. To the extent that KKR Group Partnership has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, KKR Group Partnership hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

21

22.          Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

23.          Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the KKR Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

24.          Counterparts. This Agreement or any document to be signed in connection with this Agreement may be signed in one or more counterparts by manual, facsimile or electronic signature, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

25.          Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

26.          Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

 “Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, and any other pricing information set forth in Schedule II hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective

22

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

 “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

 “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

27.          Representatives. Any action by the Underwriters hereunder may be taken by Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, UBS Securities LLC and KKR Capital Markets LLC on behalf of the Underwriters, and any such action taken by Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, UBS Securities LLC and KKR Capital Markets LLC shall be binding upon the Underwriters. The execution of this Agreement by each Underwriter constitutes agreement to, and acceptance of, this Section 27.

28.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

23

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

*     *     *

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

29.          Investment Advisor. With respect to any Underwriter who is affiliated with any person or entity engaged to act as an investment adviser on behalf of an advisory client or account who has or will have indirect or direct interest in the Securities, the Securities being sold to such Underwriter shall not include any Securities attributable to such client (with any such Securities being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client (and, if there is any unsold allotment in the offering at the Closing Date, such unsold allotment in respect of Securities attributable to such client shall be allocated solely to Underwriters not affiliated with such client).

[Signature pages follow]

24

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among each of the KKR Parties and the several Underwriters.

Very truly yours. KKR Group Finance Co. IX LLC
By:	/s/ Robert H. Lewin
	Name:	Robert H. Lewin
	Title:	Chief Financial Officer

KKR & Co. Inc.
By:	/s/ Robert H. Lewin
	Name:	Robert H. Lewin
	Title:	Chief Financial Officer

KKR Group Partnership L.P.
By:	KKR Group Holdings Corp., its general partner

By:	/s/ Robert H. Lewin
	Name:	Robert H. Lewin
	Title:	Chief Financial Officer

[Signature Page to UA]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written. Wells Fargo Securities, LLC
By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Managing Director

BofA Securities, Inc.

By:	/s/ Randolph B. Randolph
	Name:	Randolph B. Randolph
	Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

UBS Securities LLC

By:	/s/ Jay Anderson
	Name:	Jay Anderson
	Title:	Managing Director

KKR Capital Markets LLC

By:	/s/ John Knox
	Name:	John Knox
	Title:	CFO

[Signature Page to UA]

UBS Securities LLC

By:	/s/ John Sciales
	Name:	John Sciales
	Title:	Associate Director

[Signature Page to UA]

SCHEDULE I

Underwriters	Principal Amount of Notes to be Purchased
Wells Fargo Securities, LLC	$75,000,000
BofA Securities, Inc.	75,000,000
J.P. Morgan Securities LLC	75,000,000
Morgan Stanley & Co. LLC	75,000,000
UBS Securities LLC	75,000,000
KKR Capital Markets LLC	75,000,000
Samuel A. Ramirez & Company, Inc.	3,845,000
Academy Securities, Inc.	1,925,000
Barclays Capital Inc.	1,925,000
Blaylock Van, LLC	1,925,000
BMO Capital Markets Corp.	1,925,000
Cabrera Capital Markets LLC	1,925,000
CastleOak Securities, L.P.	1,925,000
Citigroup Global Markets Inc.	1,925,000
Commerz Markets LLC	1,925,000
Credit Suisse Securities (USA) LLC	1,925,000
Deutsche Bank Securities Inc.	1,925,000
Goldman Sachs & Co. LLC	1,925,000
HSBC Securities (USA) Inc.	1,925,000
Loop Capital Markets LLC	1,925,000
Mizuho Securities USA LLC	1,925,000
Nomura Securities International, Inc.	1,925,000
RBC Capital Markets, LLC	1,920,000
Roberts & Ryan Investments, Inc.	1,920,000
R. Seelaus & Co., LLC	1,920,000
Scotia Capital (USA) Inc.	1,920,000
Siebert Williams Shank & Co., LLC	1,920,000
SMBC Nikko Securities America, Inc.	1,920,000
Tigress Financial Partners LLC	1,920,000
Truist Securities, Inc.	1,920,000
U.S. Bancorp Investments, Inc.	1,920,000
Total	$500,000,000

II-1

SCHEDULE II

List of Free Writing Prospectuses (expressly included in the Disclosure Package):

•	The Pricing Term Sheet in the form of Schedule III.

II-2

SCHEDULE III

KKR Group Finance Co. IX LLC

4.625% Subordinated Notes due 2061

Final Pricing Term Sheet

March 24, 2021

The information in this pricing term sheet should be read together with KKR Group Finance Co. IX LLC’s  preliminary prospectus supplement dated March 24, 2021 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and the related base prospectus dated March 23, 2021, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration No. 333-254609. Terms not defined in this pricing term sheet have the meanings given to such terms in the Preliminary Prospectus Supplement. The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement or the accompanying prospectus.  All references to dollar amounts are references to U.S. dollars.

Issuer:	KKR Group Finance Co. IX LLC
Initial Guarantors:	KKR & Co. Inc. KKR Group Partnership L.P.
Securities:	4.625% Subordinated Notes due 2061
Ranking:	Subordinated
Principal Amount Offered:	$500,000,000
Trade Date:	March 24, 2021
Settlement Date*:	March 31, 2021 (T+5)
Maturity Date:	April 1, 2061
Coupon:	4.625%
Underwriting Discount:	$0.7875 per subordinated note sold to retail investors and $0.50 per subordinated note sold to institutional investors
Price to Public:	$25 per subordinated note plus accrued interest, if any, from March 31, 2021 to the date of delivery.
Interest Payment Dates:	January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2021.
Record Dates:
Interest payments on the notes will be made to the holders of record at the close of business on December 15, March 15, June 15 or September 15, as the case may be, immediately preceding such January 1, April 1, July 1 and October 1, whether or not a business day.

Optional Interest Deferral:
The Issuer has the right on one or more occasions to defer the payment of interest on the notes for up to five consecutive years (each such period, an “optional deferral period”).  During an optional deferral period, interest will continue to accrue at the interest rate on the notes, compounded quarterly as of each interest payment date to the extent permitted by applicable law.

Optional Redemption:
The Issuer may elect to redeem the notes:

•
in whole at any time or in part from time to time on or after April 1, 2026, at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the notes are not redeemed in whole, at least $25 million aggregate principal amount of the notes must remain outstanding after giving effect to such redemption;

•
in whole, but not in part, within 120 days of the occurrence of a “Tax Redemption Event”, at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; or

•
in whole, but not in part, at any time prior to April 1, 2026, within 90 days after the occurrence of a “rating agency event” at a redemption price equal to 102% of their principal amount plus any accrued and unpaid interest to, but excluding, the date of redemption.

Day Count/Business Day Convention:	30/360 Following, Unadjusted
Gross Proceeds (before expenses and underwriting discount):	$500,000,000
Denominations:	$25 and integral multiples of $25 in excess thereof.
Expected Ratings**:	[Omitted]
CUSIP / ISIN:	48253M 104 / US48253M1045
Joint Book-Running Managers:	Wells Fargo Securities, LLC BofA Securities, Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC UBS Securities LLC KKR Capital Markets LLC
Co-Managers:
Academy Securities, Inc.
Barclays Capital Inc.
Blaylock Van, LLC
BMO Capital Markets Corp.
Cabrera Capital Markets LLC
CastleOak Securities, L.P.
Citigroup Global Markets Inc.
Commerz Markets LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
HSBC Securities (USA) Inc.
Loop Capital Markets LLC
Mizuho Securities USA LLC
Nomura Securities International, Inc.
Samuel A. Ramirez & Company, Inc.
RBC Capital Markets, LLC
Roberts & Ryan Investments, Inc.
R. Seelaus & Co., LLC
Scotia Capital (USA) Inc.
Siebert Williams Shank & Co., LLC
SMBC Nikko Securities America, Inc.
Tigress Financial Partners LLC
Truist Securities, Inc.
U.S. Bancorp Investments, Inc.

*Note: Under Rule 15c6-1 under the Securities Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing, and the next two succeeding business days, will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.

**Note: A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. Each rating is subject to revision or withdrawal at any time by the assigning rating organization.

The Issuer has filed a registration statement, including the Preliminary Prospectus Supplement and the accompanying prospectus, with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the accompanying prospectus in that registration statement and other documents the Issuer has filed with the Securities and Exchange Commission (the “SEC”) for more complete information about the Issuer and this offering. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, the joint book-running managers will arrange to send you the prospectus supplement if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-645-3751; BofA Securities, Inc. toll-free at 1-800-294-1322; J.P. Morgan Securities LLC at 1-212-834-4533, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, UBS Securities LLC toll-free at 1-888-827-7275 or KKR Capital Markets LLC at 1-212-230-9433.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT A-1

FORM OF OPINION TO BE PROVIDED BY

SIMPSON THACHER & BARTLETT LLP

[●], 2021

Wells Fargo Securities, LLC
BofA Securities, Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
UBS Securities LLC
KKR Capital Markets LLC
and the several Underwriters named in Schedule I to the Underwriting Agreement referred to below

c/o Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

c/o KKR Capital Markets LLC
30 Hudson Yards
New York, New York 10001

Ladies and Gentlemen:

We have acted as counsel to KKR Group Finance Co. IX LLC, a Delaware limited liability company (the “Company”), in connection with the purchase by you of $[●],000,000 aggregate principal amount of [●]% Subordinated Notes due 2061 (the “Notes”) issued by the Company, and unconditionally guaranteed by KKR & Co. Inc., a Delaware corporation (the “Parent”), and KKR Group Partnership L.P., an exempted limited partnership formed under the law of the Cayman Islands (“KKR Group Partnership” and, together with the Parent, the “Guarantors”), pursuant to the Underwriting Agreement, dated March [24], 2021 (the “Underwriting Agreement”), among the Company, the Guarantors and you.

We have examined the Registration Statement on Form S-3 (File No. 333-254609) (the “Registration Statement”) filed by the Company and the Guarantors under the Securities Act of 1933, as amended (the “Securities Act”); the prospectus dated March 23, 2021 included in the Registration Statement (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated March [24], 2021 relating to the Notes and the Guarantees (together with the Base Prospectus, the “Preliminary Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act and the prospectus supplement dated March 24, 2021 relating to the Notes and the Guarantees (together with the Base Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, in each case, including the documents filed under the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Preliminary Prospectus and the Prospectus, as the case may be; the pricing term sheet dated March [24], 2021 relating to the Notes and the Guarantees (the “Pricing Term Sheet” and, together with the Preliminary Prospectus, the “Pricing Disclosure Package”), filed by the Company and the Guarantors as a free writing prospectus pursuant to Rule 433 of the rules and regulations of the Commission under the Securities Act; the Indenture, dated as of [●], 2021 (the “Base Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of [●], 2021 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”); duplicates of the global notes representing the Notes; the guarantees whose terms are set forth in the Indenture (the “Guarantees”); and the Underwriting Agreement.  We have relied as to matters of fact upon the representations and warranties contained in the Underwriting Agreement. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing and upon originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

In rendering the opinions set forth below, we have also assumed that (1) KKR Group Partnership is validly existing and in good standing under the law of the Cayman Islands and has duly authorized, executed, issued and delivered the Underwriting Agreement, the Indenture and its Guarantee, as applicable, in accordance with its organizational documents and the law of the Cayman Islands, (2) the execution, issuance, delivery and performance by KKR Group Partnership of the Underwriting Agreement, the Indenture and its Guarantee, as applicable, do not constitute a breach or violation of its organizational documents or violate the law of the Cayman Islands or any other applicable jurisdiction (except that no such assumption is made with respect to the federal law of the United States, the law of the State of New York, the Delaware General Corporation Law (the “DGCL”) or the Delaware Limited Liability Company Act (the “DLLCA”)) and (3) the execution, issuance, delivery and performance by the Company and each Guarantor of the Underwriting Agreement, the Indenture, the Notes and its Guarantee, as applicable, do not constitute a breach or default under any agreement or instrument which is binding upon the Company or any such Guarantor (except that no such assumption is made with respect to the agreements and instruments listed on Schedule I hereto).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.          Each of the Company and the Parent is validly existing and in good standing as a corporation or limited liability company, as applicable, under the law of the State of Delaware. Each of the Company and the Parent has full corporate power or limited liability company power, as applicable, and authority to conduct its business as described in the Preliminary Prospectus and the Prospectus.

2.          The Indenture has been duly authorized, executed and delivered by the Company and the Parent and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms.

3.          The Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee, upon payment and delivery in accordance with the Underwriting Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

4.          The Guarantees issued by the Parent have been duly authorized and issued by the Parent and, assuming due authentication of the Notes by the Trustee and upon payment for and delivery of the Notes in accordance with the Underwriting Agreement, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms and entitled to the benefits of the Indenture.

5.          The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Parent.

6.          The statements made in each of the Pricing Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities and Guarantees” (including, in the case of the Pricing Disclosure Package, the information contained in the Pricing Term Sheet), insofar as they purport to constitute summaries of certain terms of the Indenture, the Notes and the Guarantees referred to therein, constitute accurate summaries of such terms in all material respects.

7.          The statements made in each of the Pricing Disclosure Package and the Prospectus under the caption “Certain United States Federal Income Tax Consequences”, insofar as they purport to constitute summaries of certain provisions of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters in all material respects.

8.          The issue and sale of the Notes and the Guarantees by the Company and the Guarantors, the execution, delivery and performance by the Company and the Guarantors of the Underwriting Agreement and the execution and delivery of the Indenture by the Company and the Guarantors (i) will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on Schedule I hereto and (ii) will not violate the certificate of incorporation, certificate of formation, bylaws or limited liability company agreement of the Company or the Parent, as applicable, or any federal or New York State statute or the DGCL or the DLLCA or any rule or regulation that has been issued pursuant to any federal or New York State statute or the DGCL or the DLLCA, by any court or governmental agency or body having jurisdiction over the Parent or any of its subsidiaries or any of their respective properties, except that it is understood that no opinion is given in this paragraph 8 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

9.          No consent, approval, authorization or order of, or registration or qualification with, any federal or New York State governmental agency or body or any Delaware State governmental agency or body acting pursuant to the DGCL or the DLLCA or, to our knowledge, any federal or New York State court or any Delaware State court acting pursuant to the DGCL or the DLLCA is required for the issue and sale of the Notes and the Guarantees by the Company and the Guarantors and the execution, delivery and performance by the Company and the Guarantors of the Underwriting Agreement and the execution and delivery of the Indenture by the Company and the Guarantors, except that it is understood that no opinion is given in this paragraph 9 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

10.          The Registration Statement has become effective under the Securities Act and the Prospectus was filed on March [23], 2021 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

11.          The submission of KKR Group Partnership to the non-exclusive personal jurisdiction of the New York State and U.S. federal courts located in The City of New York and County of New York and the appointment of KKR Group Holdings Corp. as its authorized agent for the purpose described in each of the Underwriting Agreement and the Indenture, assuming its validity under the law of the Cayman Islands, is valid and legally binding under the law of the State of New York; and service of process in the manner set forth in each of the Underwriting Agreement and the Indenture will be effective under the law of the State of New York to confer valid personal jurisdiction over KKR Group Partnership.

Our opinions set forth in paragraphs 2, 3, 4 and 11 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

We express no opinion as to the validity, legally binding effect or enforceability of (A) the waiver of rights and defenses contained in Section 1406 of the Base Indenture or (B) Section 110 and Section [10.03], of the Base Indenture and the First Supplemental Indenture, respectively, relating to the separability of provisions of such agreements.

Our opinions set forth in paragraphs 8 and 9 above are limited to our review of only the statutes, rules and regulations that, in our experience, are customarily applicable to transactions of the type provided for in the Underwriting Agreement and exclude statutes, rules and regulations that are part of a regulatory scheme applicable to any party or any of their affiliates due to the specific assets or business of such party or such affiliates. No opinion is expressed in paragraph 8 as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar (or other currency) amount, or based, in whole or in part, on ratio or percentage in any of the agreements or instruments identified in Schedule I hereto.

Insofar as our opinions relate to the valid existence and good standing of the Company and the Parent, such opinions are based solely on confirmation from public officials and certificates of officers of the Company and the Parent.

In connection with the provisions of the Underwriting Agreement and the Indenture whereby the parties submit to the jurisdiction of the courts of the United States of America located in the City of New York and County of New York and the Borough of Manhattan in the City of New York, respectively, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the U.S. federal courts. In connection with the provisions of the Underwriting Agreement and the Indenture which relate to forum selection of the courts of the State of New York located in the City of New York and County of New York and the Borough of Manhattan in the City of New York, respectively (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under N.Y.C.P.L.R. Section 510 a New York State court may have discretion to transfer the place of trial and under 28 U.S.C. Section 1404(a) a U.S. District Court has discretion to transfer an action from one U.S. federal court to another. We also note that the recognition and enforcement in New York State courts or U.S. federal courts sitting in the State of New York of a foreign judgment obtained against the Company or the Guarantors is subject to the Uniform Foreign Money—Judgments Recognition Act (53 C.P.L.R. §5301 et seq.).

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the DGCL and the DLLCA. We expressly disclaim coverage of any other Delaware law, except judicial decisions interpreting the DGCL and the DLLCA.

This opinion letter is rendered to you in connection with the above-described transaction.  This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

SCHEDULE I

1.          Tax Receivable Agreement, dated as of July 14, 2010, among KKR Management Holdings L.P., KKR Management Holdings Corp., KKR Holdings L.P. and KKR & Co. L.P., and other persons who executed a joinder thereto.

2.          Registration Rights Agreement, dated as of July 14, 2010, among KKR Holdings L.P. and KKR & Co. L.P. and the persons from time to time party thereto.

3.          Indenture, dated as of February 1, 2013, among KKR Group Finance Co. II LLC, KKR & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

4.          First Supplemental Indenture, dated as of February 1, 2013, among KKR Group Finance Co. II LLC, KKR & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

5.          Registration Rights Agreement, dated as of February 19, 2014, by and among KKR & Co. L.P. and the other persons listed on the signature pages thereto

6.          Indenture, dated as of May 29, 2014, among KKR Group Finance Co. III LLC, KKR & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

7.          First Supplemental Indenture, dated as of May 29, 2014, among KKR Group Finance Co. III LLC, KKR & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

8.          Second Supplemental Indenture, dated as of August 5, 2014 among KKR Group Finance Co. II LLC, KKR & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR International Holdings L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

9.          Second Supplemental Indenture, dated as of August 5, 2014 among KKR Group Finance Co. III LLC, KKR & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR International Holdings L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

10.          Registration Rights Agreement, dated as of November 2, 2015, by and among KKR & Co. L.P., MW Group (GP) LTD and the other persons listed on the signature pages thereto

11.          Registration Rights Agreement Amendment, dated as of November 30, 2017, between KKR & Co. L.P. and the Covered Persons Representative (as defined therein)

12.          Third Amended and Restated 5-Year Revolving Credit Agreement, dated as of March 20, 2020, among KKR Capital Markets Holdings L.P., certain subsidiaries of KKR Capital Markets Holdings L.P., the Majority Lenders (as defined therein), and Mizuho Bank, Ltd., as administrative agent

13.          Indenture dated as of March 23, 2018 among KKR Group Finance Co. IV LLC, KKR & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR International Holdings L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

14.          First Supplemental Indenture dated as of March 23, 2018 among KKR Group Finance Co. IV LLC, KKR & Co.  L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR International Holdings L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

15.          Amendment to Tax Receivable Agreement, dated as of May 3, 2018, among KKR Holdings L.P., KKR Management Holdings Corp., KKR & Co. L.P., KKR Management Holdings L.P. and KKR Group Holdings Corp.

16.          Registration Rights Agreement Amendment, dated as of November 30, 2018, between KKR & Co. Inc. and the Covered Persons Representative (as defined therein)

17.          Amended and Restated Credit Agreement, dated as of December 7, 2018, among Kohlberg Kravis Roberts & Co. L.P., KKR Fund Holdings L.P., KKR Management Holdings L.P. and KKR International Holdings L.P., the other borrowers from time to time party thereto, the guarantors from time to time party thereto, the lending institutions from time to time party thereto and HSBC Bank USA, National Association, as Administrative Agent

18.          Indenture dated as of May 22, 2019 among KKR Group Finance Co. V LLC, KKR & Co. Inc., KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR International Holdings L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

19.          First Supplemental Indenture dated as of May 22, 2019 among KKR Group Finance Co. V LLC, KKR & Co. Inc., KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR International Holdings L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

20.          Indenture dated as of July 1, 2019 among KKR Group Finance Co. VI LLC, KKR & Co. Inc., KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR International Holdings L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

21.          First Supplemental Indenture dated as of July 1, 2019 among KKR Group Finance Co. VI LLC, KKR & Co. Inc., KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR International Holdings L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

22.          Indenture dated as of February 25, 2020 among KKR Group Finance Co. VII LLC, KKR & Co. Inc., KKR Group Partnership L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

23.          First Supplemental Indenture dated as of February 25, 2020 KKR Group Finance Co. VII LLC, KKR & Co. Inc., KKR Group Partnership L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

24.          364-Day Revolving Credit Agreement, dated as of April 10, 2020, among KKR Capital Markets Holdings L.P., certain subsidiaries of KKR & Co. Inc., each of the Lenders (as defined therein), and Mizuho Bank, Ltd., as administrative agent

25.          Second Supplemental Indenture dated as of April 21, 2020 among KKR Group Finance Co. VI LLC, KKR & Co. Inc., KKR Group Partnership L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

26.          Indenture dated as of August 25, 2020 among KKR Group Finance Co. VIII LLC, KKR & Co. Inc., KKR Group Partnership L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

27.          First Supplemental Indenture dated as of August 25, 2020 among KKR Group Finance Co. VIII LLC, KKR & Co. Inc., KKR Group Partnership L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee

EXHIBIT A-2

FORM OF DISCLOSURE LETTER TO BE PROVIDED BY
SIMPSON THACHER & BARTLETT LLP

[●], 2021

Wells Fargo Securities, LLC
BofA Securities, Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
UBS Securities LLC
KKR Capital Markets LLC
and the several Underwriters named in Schedule I to the Underwriting Agreement referred to below

c/o Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

c/o KKR Capital Markets LLC
30 Hudson Yards
New York, New York 10001

Ladies and Gentlemen:

We have acted as counsel to KKR Group Finance Co. IX LLC, a Delaware limited liability company (the “Company”), KKR & Co. Inc., a Delaware corporation (the “Parent”), and KKR Group Partnership L.P., an exempted limited partnership formed under the law of the Cayman Islands (together with the Parent, the “Guarantors”), in connection with the purchase by you of $[●] aggregate principal amount of [●]% Subordinated Notes due 2061 (the “Notes”) issued by the Company, and unconditionally guaranteed by the Guarantors, pursuant to the Underwriting Agreement, dated March [24], 2021 (the “Underwriting Agreement”), among the Company, the Guarantors and you.

We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement on Form S-3 (File No. 333-254609) (the “Registration Statement”) filed by the Company and the Guarantors under the Securities Act of 1933, as amended (the “Securities Act”); the prospectus dated March 23, 2021 (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated March [24], 2021 relating to the Notes and the guarantees (the “Guarantees”) of the Guarantors (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”), filed by the Company and the Guarantors pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act, and as supplemented by the prospectus supplement dated March [24], 2021 relating to the Notes and the Guarantees (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), filed by the Company and the Guarantors pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; the pricing term sheet dated March [24], 2021 relating to the Notes and the Guarantees (such pricing term sheet, together with the Preliminary Prospectus, the “Pricing Disclosure Package”) filed by the Company and the Guarantors as a free writing prospectus pursuant to Rule 433 of the rules and regulations of the Commission under the Securities Act; or the documents filed under the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Preliminary Prospectus and the Prospectus (the “Exchange Act Documents”), and we take no responsibility therefor, except as and to the extent set forth in numbered paragraphs 5 and 6 of our opinion letter to you dated the date hereof.

In connection with, and under the circumstances applicable to, the offering of the Notes and the Guarantees, we participated in conferences with certain officers and employees of the Company and the Guarantors, representatives of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, other counsel to the Company and the Guarantors and your representatives and your counsel in the course of the preparation by the Company and the Guarantors of the Registration Statement, the Pricing Disclosure Package and the Prospectus (in each case, excluding the Exchange Act Documents) and also reviewed certain records and documents furnished to us, or publicly filed with the Commission, by the Company and the Guarantors, as well as the documents delivered to you at the closing. Certain of such records and documents were governed by laws or relate to legal matters outside the scope of our opinion letter to you dated the date hereof and, accordingly, we necessarily relied upon officers and employees of the Company and the Guarantors, other counsel to the Company and the Guarantors and other persons in evaluating such records and documents. We did not participate in the preparation of the Exchange Act Documents or review such documents prior to their filing with the Commission; however, we discussed the Parent’s Current Report on Form 8-K/A filed on March 23, 2021 with the Parent, with representatives of PricewaterhouseCoopers LLP and your counsel prior to its filing with the Commission. Based upon our review of the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Exchange Act Documents, our participation in the conferences referred to above, our review of the records and documents as described above, as well as our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder:

(i)
we advise you that each of the Registration Statement, as of the date it first became effective under the Securities Act, and the Prospectus, as of March [24], 2021, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no view with respect to the financial statements or other financial or accounting data contained in, incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents; and

(ii)
nothing has come to our attention that causes us to believe that (a) the Registration Statement (including the Exchange Act Documents and the Prospectus deemed to be a part thereof), as of March [24], 2021, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Pricing Disclosure Package (including the Exchange Act Documents), as of  [●]:[●] p.m. (New York City time), on March [24], 2021, the time of the pricing of the offering of the Notes and the Guarantees, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus (including the Exchange Act Documents), as of March [24], 2021 or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial or accounting data contained in, incorporated by reference in, or omitted from the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Exchange Act Documents.

This letter is delivered to you in connection with the above-described transaction.  This letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

EXHIBIT B

FORM OF OPINION TO BE PROVIDED BY
MAPLES AND CALDER GROUP – SPECIAL CAYMAN COUNSEL

Our ref :          APP/645123-000008/63658159

The Addressees named in the First Schedule

[  ] March 2021

KKR Group Partnership L.P.

We have acted as counsel as to Cayman Islands law to KKR Group Partnership L.P. (the "Partnership"), a Cayman Islands exempted limited partnership, and to KKR Group Holdings Corp., a foreign company incorporated or established in the State of Delaware, in its capacity as general partner to the Partnership (the "General Partner") in connection with the entry by the General Partner on behalf of the Partnership into the Transaction Documents (as defined below).

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The certificate of registration dated 14 August 2019 of the General Partner as a foreign company under Part IX of the Companies Act (As Revised) (the "Companies Act").

1.2	The certificate of registration of the Partnership as an exempted limited partnership under section 9 of the Exempted Limited Partnership Act (As Revised) (the "Act").

1.3	The statement signed on behalf of KKR Fund Holdings GP Limited pursuant to section 9(1) of the Act relating to the Partnership and the statements filed under section 10 of the Act.

1.4
The third amended and restated limited partnership agreement of the Partnership dated 1 January 2020 between, among others, the General Partner and each of the limited partners named therein as amended by the amendment no.1 to the third amended and restated limited partnership agreement of the Partnership dated 14 August 2020 (the "Partnership Agreement").

1.5	A certificate of good standing in relation to the General Partner issued by the Registrar of Companies dated 24 March 2021.

1.6
A certificate of good standing in relation to the Partnership issued by the Registrar of Exempted Limited Partnerships dated 23 March 2021 (together with the certificate of good standing in relation to the General Partner, referred to as the "Certificates of Good Standing").

1.7	A certificate of the General Partner, a copy of which is attached to this opinion letter (the "General Partner's Certificate").

1.8	The Registration Statement on Form S-3 (Reg. No. 333-254609) which contains the base prospectus (the "Base Prospectus") of KKR & Co. Inc., dated 23 March 2021.

1.9	The preliminary prospectus supplement dated [ ] March 2021 to the Base Prospectus in respect of the issue of subordinated notes by KKR Group Finance Co. IX LLC (the "Issuer").

1.10	The pricing term sheet dated [ ] March 2021 in respect of the issue of subordinated notes by the Issuer.

1.11	The final prospectus supplement dated [ ] to the Base Prospectus in respect of the issue of subordinated notes by the Issuer (the "Prospectus Supplement").

1.12	Global notes representing the subordinated notes to be issued by the Issuer.

1.13	The transaction documents entered into or to be entered into by the Partnership and listed in the Second Schedule (the "Transaction Documents").

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter.  These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter.  In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the General Partner's Certificate and the Certificates of Good Standing.  We have also relied upon the following assumptions, which we have not independently verified:

2.1
The existence and good standing of the General Partner as a Delaware corporation and the due authorisation, execution and unconditional delivery of (i) the Partnership Agreement by the General Partner; and (ii) the Transaction Documents by the General Partner on behalf of the Partnership, in each case as a matter of Delaware law and all other relevant laws (other than the laws of the Cayman Islands).

2.2
The Partnership Agreement and the Transaction Documents have been or, as the case may be, will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the General Partner and the Partnership, the laws of the Cayman Islands).

2.3	Save as mentioned in paragraph 1.4 above, the Partnership Agreement has not been amended, varied, waived or supplemented.

2.4
The Transaction Documents are, or will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under New York law and all other relevant laws (other than, with respect to the General Partner and the Partnership, the laws of the Cayman Islands).

2.5
The choice of New York law as the governing law of the Transaction Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands)

2.6	The choice of Cayman Islands law as the governing law of the Partnership Agreement has been made in good faith.

2.7
Where a Transaction Document has been provided to us in draft or undated form, it will be duly executed, dated and unconditionally delivered by all parties thereto in materially the same form as the last version provided to us and, where we have been provided with successive drafts of a Transaction Document marked to show changes to a previous draft, all such changes have been accurately marked.

2.8
Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.9	All signatures, initials and seals are genuine.

2.10
Each party has the capacity, power, authority and legal right under all relevant laws and regulations (other than, with respect to the General Partner and the Partnership, the laws and regulations of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Partnership Agreement and the Transaction Documents.

2.11
There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the General Partner or the Partnership prohibiting or restricting each of them from entering into and performing their obligations under the Transaction Documents.

2.12
As a matter of all relevant laws (other than the laws of the Cayman Islands), the transactions contemplated by the Prospectus Supplement and the Transaction Documents do not breach any conditions contained within the Partnership Agreement.

2.13
No monies paid to or for the account of any party under the Transaction Documents or any property received or disposed of by any party to the Transaction Documents in each case in connection with the Transaction Documents or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised), respectively).

2.14
All necessary consents have been given, actions taken and conditions met or validly waived pursuant to the Partnership Agreement, the Prospectus Supplement and the Transaction Documents and the transactions contemplated by the Prospectus Supplement and the Transaction Documents do not breach or conflict with any other agreement into which the Partnership or the General Partner has entered prior to the date of this opinion (other than the Partnership Agreement).

2.15	At all times the affairs of each of the General Partner and the Partnership have been conducted in accordance with the Partnership Agreement.

2.16	The transactions contemplated by the Transaction Documents do not breach the conditions contained within the Partnership Agreement.

2.17
There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below.  Specifically, we have made no independent investigation of the laws of the State of New York or the laws of the jurisdictions in which the General Partner and the Limited Partners are registered or incorporated or established.

2.18	The Court Register constitutes a complete record of the proceedings before the Grand Court as at the time of the Litigation Search (as those terms are defined below).

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The General Partner has been duly registered as a foreign company under Part IX of the Companies Act and is in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2
The Partnership has been duly formed and registered and is validly existing and in good standing with the Registrar of Exempted Limited Partnerships as an exempted limited partnership under the laws of the Cayman Islands.

3.3	The Partnership has all requisite capacity, power and authority under the Partnership Agreement to enter into and perform its obligations under the Transaction Documents.

3.4
The execution and delivery of the Transaction Documents by the Partnership and the Partnership's performance of its obligations under the Transaction Documents and as described in the Prospectus Supplement will not conflict with or result in a breach of any of the terms or provisions of the Partnership Agreement or any law, public rule or regulation applicable to the General Partner or the Partnership currently in force in the Cayman Islands.

3.5
The execution, delivery and performance of the Transaction Documents by the Partnership have been authorised in accordance with the provisions of the Partnership Agreement and upon the execution and unconditional delivery of the Transaction Documents both on behalf of the General Partner acting in its capacity as general partner of the Partnership, the Transaction Documents will have been duly executed and delivered by the Partnership and will constitute the legal, valid and binding obligations of the Partnership enforceable in accordance with its terms.

3.6
No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the execution, creation or delivery by the Partnership of the Transaction Documents;

(b)	subject to the payment of the appropriate stamp duty, enforcement of the Transaction Documents against the Partnership; or

(c)	the performance by the Partnership of its obligations under the Transaction Documents.

3.7
No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery by the Partnership of the Transaction Documents;

(b)	the enforcement of the Transaction Documents; or

(c)	payments made under, or pursuant to the Transaction Documents.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.  There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

3.8	The courts of the Cayman Islands will observe and give effect to the choice of New York law as the governing law of the Transaction Documents.

3.9
The submission by the Partnership in the Transaction Documents to the non-exclusive jurisdiction of the courts of the State of New York is legal, valid and binding on the Partnership assuming that the same is true under the governing law of the Transaction Documents and under the laws, rules and procedures applying in the courts of the State of New York.

3.10
The appointment by the Partnership in the Transaction Documents of an agent to accept service of process in the State of New York is legal, valid and binding on the Partnership assuming the same is true under the governing law of the Transaction Documents.

3.11
Based solely on our search of the Register of Writs and Other Originating Process (the "Court Register") maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of formation of the Partnership and registration of the General Partner to the close of business (Cayman Islands time) [  ] March 2021 (the "Litigation Search"), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim nor third party notice (the "Originating Process") nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Partnership or the General Partner is identified as a defendant or respondent.

3.12
Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the State of New York, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

3.13
It is not necessary to ensure the legality, validity, enforceability, perfection or admissibility in evidence of the Transaction Documents that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

3.14
Each of KKR Intermediate Partnership L.P. (the "Limited Partner") and KKR Holdings L.P. is a limited partner of the Partnership and KKR Associates Holdings L.P. is a limited partner of the Limited Partner.  The Limited Partner has been duly admitted to the Partnership as a limited partner within the meaning of the Act, and, except as otherwise provided in Article V of the Partnership Agreement, the Limited Partner is not required to make additional Capital Contributions (as defined in the Partnership Agreement) to the Partnership without the consent of the Limited Partner and is not permitted to make additional Capital Contributions to the Partnership without the consent of the General Partner.

3.15
Based solely on our review of the registers of mortgages of limited partnership interests of the Partnership and the Limited Partner maintained at the registered office in the Cayman Islands of the Partnership and the Limited Partner (which we have not independently verified), no mortgages or charges over limited partnership interests in the Partnership or the Limited Partner have been granted by the Limited Partner or KKR Holdings L.P., respectively.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	The obligations assumed by the Partnership under the Transaction Documents will not necessarily be enforceable in all circumstances in accordance with their terms. In particular:

(a)
enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to, protecting, or affecting the rights of creditors;

(b)
enforcement may be limited by general principles of equity.  For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)
where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)
the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment.  If the Partnership becomes insolvent or the partners are made subject to an insolvency proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the "functional currency" of the Partnership determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

(f)	arrangements that constitute penalties will not be enforceable;

(g)	enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(h)	provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;

(i)
the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Transaction Documents in matters where they determine that such proceedings may be tried in a more appropriate forum; and

(j)
we reserve our opinion as to the enforceability of the relevant provisions of the Transaction Documents to the extent that they purport to grant exclusive jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions.

4.2	Applicable court fees will be payable in respect of the enforcement of the Transaction Documents.

4.3
The courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Transaction Documents in matters where they determine that such proceedings may be tried in a more appropriate forum.

4.4	Cayman Islands stamp duty may be payable if the original Transaction Documents are brought to or executed in the Cayman Islands.

4.5
Notwithstanding registration, an exempted limited partnership is not a separate legal person distinct from its partners.  An exempted limited partnership must act through its general partner and all agreements and contracts must be entered into by or on behalf of the general partner (or any agent or delegate of the general partner) on behalf of the exempted limited partnership.  References in this opinion to the "Partnership" taking any action (including executing any agreements) should be construed accordingly.

4.6
The Partnership is not required to maintain a register of security interests in respect of the security interests created by the Partnership under the Transaction Documents.    We are not qualified to advise as to whether the General Partner must make any registrations outside of the Cayman Islands in respect of the Secured Property.

4.7
To maintain the General Partner and the Partnership in good standing with the Registrar of Companies and the Registrar of Exempted Limited Partnerships under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies and the Registrar of Exempted Limited Partnerships within the time frame prescribed by law.

4.8
Under the laws of the Cayman Islands any term of the Partnership Agreement or any term of another document which amends such agreement may be amended by the conduct of the parties thereto, notwithstanding any provision to the contrary contained in the relevant agreement.

4.9
An exempted limited partnership that is a "private fund", as such term is defined in the Private Funds Act (As Revised) (the "PF Act"), is required to be registered with the Cayman Islands Monetary Authority by such time as contemplated by the PF Act.

4.10
The obligations of the General Partner or the Partnership may be subject to restrictions pursuant to United Nations and United Kingdom sanctions extended to the Cayman Islands by Orders of Her Majesty in Council and sanctions imposed by Cayman Islands authorities, under Cayman Islands legislation.

4.11
Any provision of the Transaction Documents purporting to impose obligations on or grant rights to a person who is not party to the Transaction Documents (a "third party") may not be enforceable by or against that third party.

4.12
Under Cayman Islands law, agreements such as the Transaction Documents are effective from the date on which they are executed and delivered by all the parties to it, notwithstanding any prior "as of" date on their face.

4.13
In the case of an exempted limited partnership formed under the Act the general partner(s) are liable for partnership debts (i.e. debts validly contracted by them on behalf of the partnership) to the extent the partnership assets are insufficient to meet those debts, and the liability of the limited partners is limited to the extent provided in the Act.  The general partner(s) of an exempted limited partnership (or any agent or delegate of the general partner(s)) enter into all agreements and contracts on behalf of the exempted limited partnership under general legal principles of agency as modified by the terms of the partnership agreement, the Act and the Partnership Act (As Revised).  Under the terms of the Act, any right or property of the exempted limited partnership which is conveyed to or vested in or held either:

(a)	on behalf of any one or more of the general partners; or

(b)	in the name of the exempted limited partnership,

is an asset of the exempted limited partnership held upon trust in accordance with the terms of the Act.

4.14
A certificate, determination, calculation or designation of any party to the Partnership Agreement or the Transaction Documents as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.15
The Litigation Search of the Court Register would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court Rules or best practice of the Clerk of the Courts' office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all), or any Originating Process which has been placed under seal or anonymised (whether by order of the Court or pursuant to the practice of the Clerk of the Courts' office).

4.16
In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice.  Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.17	The dissolution of the Partnership will be subject to the provisions of and the procedures required by sections 36 or 37 of the Act.

4.18
We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of any of the Transaction Documents and enforce the remainder of such Transaction Document or the transaction of which such provisions form a part, notwithstanding any express provisions in such Transaction Document in this regard.

4.19
We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in any of the Transaction Documents.

4.20
Legal proceedings against an exempted limited partnership may be instituted against any one or more of the general partner(s) and no limited partner shall be a party to or named in such proceedings unless the Grand Court of the Cayman Islands considers it just and equitable to join in or otherwise institute proceedings against any one or more of the limited partners who may be liable in the circumstances contemplated in section 20(1) or section 34(1) of the Act.

4.21
We express no view as to the commercial terms of the Transaction Documents or whether such terms represent the intentions of the parties, and make no comment with regard to warranties or representations which may be made therein.

4.22
We reserve our opinion as to the enforceability of the relevant provisions of the Transaction Documents to the extent that they purport to grant exclusive jurisdiction to the courts of a particular jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters.  We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Transaction Documents and express no opinion or observation upon the terms of any such document.

This opinion letter is addressed to and for the benefit solely of the addressees and may not be relied upon by any other person for any purpose, nor may it be transmitted or disclosed (in whole or in part) to any other person without our prior written consent, except as required by law.

Yours faithfully

Maples and Calder (Cayman) LLP

First Schedule

Addressees

The General Partner
The Partnership

Wells Fargo Securities, LLC
BofA Securities, Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
UBS Securities LLC
KKR Capital Markets LLC
(as representatives of the several underwriters)

The Bank of New York Mellon Trust Company, N.A.

Second Schedule

Transaction Documents

1
The Indenture (including the guarantee and global notes set forth therein) dated as of [  ] among the Issuer, the Partnership and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Indenture").

2
An Underwriting Agreement dated as of [  ] between the Issuer, KKR & Co. Inc., the Partnership, Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, UBS Securities LLC and KKR Capital Markets LLC.

KKR Group Holdings Corp.
1209 Orange Street,
Wilmington, DE 19801, United States

[  ] March 2021

To:	Maples and Calder (Cayman) LLP
PO Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

KKR Group Partnership L.P. (the "Partnership")

I, the undersigned, being duly authorised on behalf of KKR Group Holdings Corp., the general partner of the Partnership, am aware that you are being asked to provide an opinion letter (the "Opinion") in relation to certain aspects of Cayman Islands law.  Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion.  I hereby certify that as at the date of this certificate:

1
The Partnership Agreement remains in full force and effect and has not been terminated or amended in any way and, to the best of my knowledge and belief, no breaches of the Partnership Agreement have occurred.  No event has occurred to effect the termination or dissolution or de-registration of the Partnership.

2	The General Partner is validly formed, existing and in good standing under the laws of the State of Delaware and is a general partner of the Partnership.

3	The General Partner has not entered into any mortgages, charges, liens or security interests over the property or accounts of the Partnership.

4	No event has occurred to effect the termination or dissolution or de-registration of the General Partner.

5
The General Partner has properly and validly authorised the execution of the Transaction Documents and any required resolutions and authorisations were duly adopted, are in full force and effect at the date of this certificate and have not been amended, varied or revoked in any respect.

6
The partnership records of the Partnership required to be maintained at its registered office in the Cayman Islands are complete and accurate in all material respects and all minutes and resolutions filed thereon represent a complete and accurate record in all material respects of all meetings of the Partners duly convened in accordance with the Partnership Agreement and all resolutions passed by written consent as the case may be.

7	The shareholders of the General Partner and the partners of the Partnership have not restricted the power of the General Partner or the Partnership in any manner relevant to the Transaction Documents.

8
Prior to, at the time of, and immediately following the execution of the Transaction Documents, the General Partner (a) was, or will be, able to pay (i) its debts as they fell, or fall, due and (ii) the Partnership's debts as they fell, or fall, due out of the Partnership’s assets, and (b) entered into or will enter into the Transaction Documents to which it is, or shall be, a party for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

9
None of the transactions contemplated by the Transaction Documents relate, directly or indirectly, to or create any rights interests or obligations in respect of any shares in a Cayman Islands company or interests in a Cayman Islands limited liability company.

10
To the best of my knowledge and belief, having made due enquiry, neither the General Partner nor the Partnership are subject to legal, arbitral, administrative or other proceedings in relation to the transactions contemplated by the Transaction Documents in any jurisdiction, and no such proceedings have been threatened against the Partnership or General Partner.  No steps have been taken to commence the winding up or dissolution of the General Partner nor have the directors, the members, the partners or the shareholders taken any steps to have the General Partner struck off or placed in liquidation or de-registered.  No steps have been taken to wind up or dissolve or de-register the Partnership.  No receiver has been appointed over any of the General Partner's or the Partnership's property or assets.

11
Neither the General Partner nor the Partnership is a central bank, monetary authority or other sovereign entity of any state and neither is a subsidiary, direct or indirect, of any sovereign entity or state.

12
To the best of my knowledge and belief, the execution and delivery of each of the Transaction Documents do not breach or conflict with any other agreement to which the General Partner or the Partnership has entered into prior to the date of this certificate. The transactions contemplated in the Transaction Documents fall within the permitted purposes of the Partnership Agreement and the General Partner has obtained all necessary consents on behalf of the Partnership.  All preconditions to the obligations of the parties to the Transaction Documents have been or will be satisfied or duly waived and there has been or will be no breach of the terms of the Transaction Documents.

13
The General Partner considers the transactions contemplated by the Transaction Documents to be of commercial benefit to the General Partner and the Partnership and has acted (i) in good faith; (ii) in the best interests of the  General Partner; (iii) subject to any express provisions of the Partnership Agreement to the contrary, in the interests of the Partnership; and (iv) for a proper purpose of the  General Partner and the Partnership, in relation to the transactions which are the subject of the Opinion.

14
Each of the Limited Partner and KKR Holdings L.P. is a limited partner of the Partnership and KKR Associates Holdings L.P. is a limited partner of the Limited Partner.  The Limited Partner has been duly admitted to the Partnership as a limited partner within the meaning of the Law.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signed:
Name:
	Title:	Authorised signatory of KKR Group Holdings Corp.

EXHIBIT C

FORM OF OPINION TO BE PROVIDED BY
WILLKIE FARR & GALLAGHER LLP

[●], 2021

Wells Fargo Securities, LLC
BofA Securities, Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
UBS Securities LLC
KKR Capital Markets LLC

As Representatives of the Underwriters

c/o Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

c/o KKR Capital Markets LLC
30 Hudson Yards
New York, New York 10001

Re:	Status of Opinion Parties under the Investment Company Act of 1940

Ladies and Gentlemen:

We have acted as special investment company counsel to KKR Group Finance Co. IX LLC, a Delaware limited liability company (the “Issuer”), KKR & Co. Inc., a Delaware corporation (the “Corporation”), and KKR Group Partnership L.P., a Cayman Islands exempted limited partnership (“Group Partnership,” and together with the Corporation, the “Guarantors,” and together with the Issuer, the “Opinion Parties”), in connection with the issuance and sale of $[●] principal amount of the Issuer’s [●]% Subordinated Notes due 2061 (the “Underwritten Notes”)[, and at the option of the Representatives, up to an additional $[●] principal amount of the Notes (the “Option Notes,” and together with the Underwritten Notes, the “Notes”)], pursuant to the Underwriting Agreement dated [●], 2021 (“Underwriting Agreement”), among the Issuer, the Guarantors, and the Representatives.  All capitalized terms used and not otherwise defined in this letter have the meanings given to them in the Underwriting Agreement.  We are rendering the opinion expressed in this letter at the request of the several Representatives pursuant to paragraph 6(d) of the Underwriting Agreement.

For purposes of the opinion expressed in this letter, we have relied as to all factual matters on certificates of officers of the Issuer, Guarantors, and certain of their subsidiaries (collectively, the “KKR Parties”) and on such other materials, including the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, and the Underwriting Agreement (collectively, the “Operative Documents”), as have been provided to us by the KKR Parties or their representatives.  We have also examined original, reproduced or certified copies of such records of the KKR Parties as we have deemed necessary or appropriate as a basis for the opinion expressed below.  In our examination and in rendering our opinion, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, agreements, documents, instruments and certificates of the KKR Parties submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies and the authenticity of the originals of such conformed, certified or photostatic copies; (iii) the due authorization, execution and delivery of all documents and agreements (including the Operative Documents) by all parties to such documents and agreements and the binding effect of such documents and agreements (including the Operative Documents) on all parties; (iv) the legal right and power of all parties under all applicable laws and regulations to enter into, execute and deliver such documents and agreements; and (v) the capacity of natural persons.  We have relied, as to all questions of fact material to our opinion, without independent check or verification upon representations contained in the Operative Documents; the certificates of each of the KKR Parties and its officers; certificates of public officials; and such other corporate and other records, agreements, documents, and other instruments, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinion hereafter set out.  We have assumed that the KKR Parties will operate their businesses only as described in the Operative Documents.

The legal bases for our opinions are Section 3 of the Investment Company Act of 1940 (“Investment Company Act”), and relevant reported cases, rules, regulations and orders thereunder, as well as advisory opinions, no-action letters, and published interpretative positions of the Securities and Exchange Commission and its staff, releases relating thereto, and other authority cited in the aforementioned sources and we have reviewed only those laws, rules and regulations, and those requirements as to regulatory consents, authorizations, registrations, approvals and filings which, in our experience, are normally applicable to the instant scenario.  Our opinions are based on our interpretation of these authorities and principles we believe to be applicable to that interpretation.  Our opinions are based on our interpretation of the legal authorities we have examined, which are subject to retroactive and prospective changes by legislation, administrative action or judicial decision.

Based on the foregoing, we are of the opinion that none of the Opinion Parties is, or after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Prospectus will be, required to register as an investment company under the Investment Company Act.

The opinion expressed in this letter is limited to the laws of the State of New York and the federal laws of the United States as in effect on the date of this opinion typically applicable to transactions of the type contemplated by the Operative Documents and to the specific legal matters expressly addressed in this opinion, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed in this opinion.

We express no opinion as to provisions of the Operative Documents insofar as such provisions relate to (i) the subject matter jurisdiction of a United States federal court to adjudicate any controversy relating to the Operative Documents, (ii) the waiver of inconvenient forum with respect to proceedings in any such United States federal court, (iii) the waiver of right to a jury trial, (iv) the validity or enforceability under certain circumstances of provisions of the Operative Documents with respect to severability or any right of setoff or (v) limitations on the effectiveness of oral amendments, modifications, consents and waivers.

Because the primary purpose of our professional engagement was not to establish factual matters and because of the wholly or partially non-legal character of many of the determinations involved in the preparation of each of the Operative Documents, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in each of the Operative Documents and make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

No person or entity other than you may rely or claim reliance upon this opinion letter.  This opinion letter may not be quoted, distributed or disclosed, except to your counsel or auditors or as required by law, without our prior written consent.

This letter speaks only as of the date above.  We undertake no responsibility to update or supplement this letter after the date above.

* * * *

(Signature Page Follows)

Very truly yours,

[Willkie 1940 Act Opinion Signature Page]

EXHIBIT D

FORM OF CHIEF FINANCIAL OFFICER CERTIFICATE

 KKR & Co. Inc.

KKR Group Finance Co. IX LLC

CHIEF FINANCIAL OFFICER’S CERTIFICATE

March 31, 2021

I, Robert H. Lewin, as Chief Financial Officer of KKR & Co. Inc., a Delaware corporation (the “Corporation”), whose indirect subsidiary, KKR Group Finance Co. IX LLC, a Delaware limited liability company (the “Issuer”), is the issuer of $500,000,000 principal amount of its 4.625% Subordinated Notes due 2061 (the “Notes”), and as Chief Financial Officer of the Issuer, do hereby certify, on behalf of each of the Issuer and the Corporation that:

1.          I am providing this certificate in connection with the offering (the “Offering”) of the Notes by the Issuer and related guarantees on the terms and subject to the conditions described in the final prospectus supplement dated March 24, 2021 (the “Final Prospectus”).

2.          I am knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Issuer and the Corporation and its consolidated subsidiaries and have had responsibility for financial and accounting matters with respect to the Issuer and the Corporation and its consolidated subsidiaries.

3.          I have read and am familiar with the Final Prospectus and the financial statements and other financial and statistical information set forth or incorporated by reference therein, including the audited consolidated statements of the financial condition of the Corporation as of December 31, 2020 and the audited consolidated statements of operations, changes in equity and cash flows of the Corporation for the year ended December 31, 2020.

4.          I have reviewed the circled information contained on the attached Exhibit A and marked with an “A” (the “Tickmark A Circled Information”), which is included or incorporated by reference in the Final Prospectus.  As of the date hereof, the Tickmark A Circled Information is accurately derived from internal records or schedules prepared by management.

Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Underwriting Agreement, dated March 24, 2021, among the Issuer, the Corporation, the other KKR Parties as defined therein and party thereto and the Underwriters named in Schedule I thereto.

This certificate is being furnished to the Underwriters of the Offering solely to assist them in conducting their investigation of the Issuer, the Corporation and its subsidiaries in order to establish appropriate defenses under applicable securities laws or other similar laws relating to disclosure to investors, in connection with the Offering.

[Signature page follows]

[Chief Financial Officer’s Certificate]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer’s Certificate on behalf of each of the Issuer and the Corporation as of the date first written above.

KKR & Co. Inc.

KKR Group Finance Co. IX LLC

By:
	Name:	Robert H. Lewin
	Title:	Chief Financial Officer

[Chief Financial Officer’s Certificate]

Exhibit A

Chief Financial Officer Certificate - Circled Information

[Chief Financial Officer’s Certificate]